EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Source: The Hartcourt Companies, Inc.
Shanghai, May 15, 2007 at 7.00 am EST

Press Release

Hartcourt Announces It Has Obtained the Approval from the Industry and Commerce Bureau of Beijing Municipality on the Registration of Ownership Change of China Princely

Shanghai - May 15, 2006— The Hartcourt Companies, Inc. (OTC BB: HRCT, Frankfurt: 900009) (the “Company”) today announced that the Industry and Commerce Bureau of Beijing Municipality has approved the registration of the ownership change of China Princely Education Technology Development Company Limited. The Bureau also approved the new company’s name, Hartcourt Princely Education Technology Development (Beijing) Company Limited (the “Hartcourt Princely”), and it will issue a new business license to reflect the ownership and name change of the Hartcourt Princely by next week. The Hartcourt Princely is now a 100% subsidiary of Hartcourt.

About Hartcourt
Hartcourt’s achievements and operations can be found on its web site: www.hartcourt.com

Forward-looking statements

The statements made in this press release, which are not historical facts, contain certain forward-looking statements concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. Forward looking statements are identified by words such as “expects,” “believes,” “ anticipates,” and words of similar import. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, including those risks identified in the company’s filings with the U.S. Securities and Exchange Commission, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

Contact:
Ms Tingting Ni, Tel: + 86 21 51521577 Fax: + 86 21 51521579 Email: ir@hartcourt.com